Exhibit 5


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


                                                               47, Avenue Hoche
                                                                  75008 Paris
   TEL (212) 715-9100                                               France
   FAX (212) 715-8000


                                                  November 6, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 2,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), which may be issued upon exercise of options granted pursuant to the Registrant's Amended and Restated Stock Option Plan (the "Plan") and an aggregate of 349,018 shares of Class A Common Stock which may be issued upon exercise of options provided for in the Agreement and Plan of Merger, dated June 14, 2000 (the "Merger Agreement"), by and among the Registrant, ICC Acquisition Corporation, Inc., a North Carolina corporation and a direct wholly-owned subsidiary of the Registrant, Research Triangle Commerce, Inc., a North Carolina corporation ("RTCI"), and certain shareholders of RTCI.

            We have reviewed copies of the Registration Statement, the Plan, the Merger Agreement, the Amended and Restated Certificate of Incorporation, as amended, the By-laws of the Registrant, the resolutions of the Board of Directors of the Registrant that authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, the adoption of the Plan and the filing of the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and
(b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the shares of Class A Common Stock covered by the Registration Statement, when issued pursuant to the Merger Agreement and/or Plan and the agreements pursuant to which the options were granted thereunder and in accordance with the resolutions of the Board of Directors or the Compensation

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Securities and Exchange Commission
November 6, 2000
Page 2


Committee of the Registrant authorizing the Plan and granting such options and upon receipt of the purchase price therefor pursuant to the terms of the relevant option agreements, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                    Very truly yours,



                                    /s/ Kramer Levin Naftalis & Frankel LLP